UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Bluegreen Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PLEASE VOTE YOUR SHARES TODAY!

June 8, 2012

Dear Fellow Shareholder,

We are writing to remind you of the importance of voting your shares of our Common Stock at the special meeting of shareholders of Bluegreen Corporation to be held on June 19, 2012. We previously sent you proxy materials for the meeting, which described in detail the proposed merger between Bluegreen and BFC Financial Corporation to be voted upon at the meeting. According to our latest records, we have not yet received your vote. The meeting is now only a short time away, and it is therefore important that you promptly complete, sign, date and return your proxy card (or vote your shares by telephone or the Internet in accordance with the instructions on your proxy card) in order to make sure that your shares are voted at the meeting in accordance with your desires.

As described in the proxy materials for the meeting, the purpose of the meeting is to vote upon the Agreement and Plan of Merger between Bluegreen, BFC and the subsidiary of BFC formed for purposes of the merger. Pursuant to the terms of the merger agreement, Bluegreen will merge with and into a wholly owned subsidiary of BFC and holders of Bluegreen’s Common Stock (other than BFC and holders who exercise and perfect their appraisal rights in accordance with Massachusetts law) will receive eight shares of BFC’s Class A Common Stock (as ratably adjusted in connection with the reverse stock split expected to be effected by BFC in connection with the merger) in exchange for each share of Bluegreen’s Common Stock that they hold at the effective time of the merger.

A special committee comprised of disinterested directors and our full board of directors has determined that the merger is in the best interests of our shareholders. Accordingly, we are asking that you vote your shares “FOR” the merger agreement, as recommended by our board of directors. If you do not vote your shares, then your failure to vote will have the same effect as a vote cast “AGAINST” the merger agreement.

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone or the Internet, or by completing, signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the special meeting.

If you have recently mailed your proxy card (or voted by telephone or the Internet), then please accept my sincere appreciation and disregard this request.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., the information for the merger, toll-free at (888) 613-9988.

We appreciate your time and consideration and your continued support.

Sincerely,

John M. Maloney, Jr.

Chief Executive Officer and President

REMEMBER:

In addition to completing, signing, dating and returning the enclosed proxy card,

you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call the information agent for the merger,

GEORGESON INC.,

toll-free at (888) 613-9988.